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                                                                    EXHIBIT 10.3


                                                    Letter Contract No. SHB 1014
                                                    Modification No.          06
                                                    Date:       December 19,1997


To:                                                 From:
The Boeing Company                                  SPACEHAB, Inc.
689 Discovery Drive                                 1595 Spring Hill Road
Huntsville, Alabama 35806                           Suite 360
                                                    Vienna, VA 22182

Attn:            Doyle McBride
                 Senior Contracts Administrator


Dear Mr. McBride:

Letter Contract No. 1014 is hereby amended as follows:

Paragraph 1 is deleted in its entirety and replaced with the following:

"1. SPACEHAB, Inc. ("SPACEHAB"), hereby commercially contracts with McDonnell Douglas Aerospace - Huntsville (hereinafter referred to as "MDA-Huntsville" or "Seller"), a division of the McDonnell Douglas Corporation, a wholly-owned subsidiary of the Boeing Company, for the following:

         a. The performance of all integration and operations tasks required to successfully complete 4 SPACEHAB science missions (1 single module mission and 3 double module missions) and 2 SPACEHAB cargo double module missions (Multiple Mission Integration and Operations (MM I/O Tasks)). The definitized contract will include options for 3 additional cargo double module missions that may be executed in accordance with the definitized schedule.

         b. Initiation of effort to enhance cargo carrying capability of the SPACEHAB module consistent with capabilities presented to SHI on 28 August 1997 as follows: i) Ceiling stowage system is desired for use on STS-95 (2 bags are required). Use best efforts for partial system capability (2 bags) for use on STS-91. Provide a firm quotation for 1 set of ceiling enhancement hardware within 150 days from the date of Modification 01 to this Letter Agreement and ii) Rack front stowage system (along with ceiling system) is required for use on STS-96. Provide a firm quotation for 3 sets of rack enhancement hardware within 180 days from the date of Modification 01 to this Letter Agreement.

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                                                     Letter Contract No. SHB1014
                                                             Modification No. 06
                                                                19 December 1997

         c. Initiation of effort to design, develop, build, and certify a roof-top stowage adapter plate system, as described to SHI on 6 November 1997. This system is to consist of raised mounting plates with generic hold patterns for payload mounting. Each available roof top quadrant shall be capable of supporting 500 lb. gross weight (design goal, which includes a design goal of 75 lb. for the mounting plate). Boeing is to work with SHI and/or a selected EVA hardware contractor to develop the generic hole pattern and to define environments, volumetric envelops, weight and c.g. requirements, etc. for equipment to be mounted to the plate(s). This capability is required for STS-96. Provide a firm quotation for 6 total units within 90 days of the date of Modification 03 to this Letter Agreement.

         d. Initiation of effort to design, develop, build, and certify the necessary hardware to accommodate the Experiment Water Pump Package in a SPACEHAB double rack. This capability is required for STS-95. Provide a firm quotation with prices for 1, 2, or 3 sets of this within 90 days of the date of Modification 03 to this Letter Agreement.

         e. Initiation of effort to design, develop, build, and certify new MGSE for the 27.14 inch tunnel as described to SHI on 7 November 1997. This equipment is required to process STS-95. Provide a firm quotation for this effort within 90 days of the date of Modification 03 to this Letter Agreement.

         f. Initiation of the effort to perform the following tasks under WBS 9.1.9.5.2 Flight Systems:

                 (i) 9.1.9.5.2.1 Logistics Double Module Enhancements. This element contains the labor effort necessary to identify, evaluate, and recommend ways to enhance the cargo carrying capability of the Logistics Double Module.

                 (ii) 9.1.9.5.2.2 Research Double Module Enhancements. This element contains the labor effort necessary to identify, evaluate, and recommend ways to enhance the capability of the Research Double module to accommodate new payloads and improve accommodations for existing payloads.

                 (iii) 9.1.9.5.2.3 Integrated Cargo Services. This element contains the labor effort necessary to evaluate future storage/cargo requirements associated with the International Space Station and determine proposed solutions considering all SPACEHAB assets. This element includes studies, evaluations, and support of the new SPACEHAB provided Integrated Cargo Carrier assets.

         g. Initiation of effort to provide payload optional services for STS-95 including the design and development of a triple mounting plate for BioBox and the design and development of a double mounting plate for MGBX. Provide a firm quotation for this effort within 90 days of this modification.
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                                                     Letter Contract No. SHB1014
                                                             Modification No. 06
                                                                19 December 1997



         h. Initiation of effort to upgrade the existing engineering prototype SCU unit for use as flight spare on STS-95 and provide a firm quotation for this effort within 90 days of this modification.

         i. Initiation of effort to perform a GTS Win NT upgrade as proposed in Supplement No. 1."

Paragraph 3 is deleted in its entirety and replaced with the following.

"3.      The maximum amount (including, but not limited to, a reasonable amount for termination costs and for 12 percent fee) for which SPACEHAB shall be liable under this letter contract is $1,434,076.00 for the effort described in Paragraph 1.a; $65,000.00 for the effort described in Paragraph 1.b; $90,000.00 for the effort described in Paragraph 1.c.; $45,000.00 for the effort described in Paragraph 1.d.; $20,000.00 for the effort described in Paragraph 1.e.; $25,000.00 for the effort described in Paragraph 1.f.(i); $25,000.00 for the effort described in Paragraph 1.f.(ii); $25,000.00 for the effort described in Paragraph 1.f.(iii); $45,000 for the effort described in Paragraph 1.g.; $15,000.00 for the effort described in Paragraph 1.h.; and $20,700 for the effort described in Paragraph 1.i."

Paragraph 8 is deleted in its entirety and replaced with the following:

         "8.     Period of performance:  8/13/97 - January 30, 1998"

Except as hereby modified, all conditions of said contract as heretofore modified, remain unchanged and in full force and effect.

Contractor is directed to account for costs in such a manner as to allow visibility into the costs of effort authorized in this change order.

Please acknowledge receipt of this Change Notice by returning the acknowledgment copy (within l0 days of receipt) signed with date of receipt indicated.


/s/ NELDA WILBANKS                         /s/ DOYLE MCBRIDE
---------------------                      ---------------------------------
Nelda Wilbanks                             Doyle McBride
SPACEHAB, Inc.                             McDonnell Douglas Corporation,
                                           A Wholly-Owned Subsidiary of
                                           The Boeing Company




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